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                                                                      EXHIBIT 11
                           WYNDHAM HOTEL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
              QUARTER AND SIX MONTHS ENDED JUNE 30, 1995 AND 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    Quarter Ended             Six Months Ended
                                                      June 30                      June 30
                                              ------------------------       ---------------------
                                                  1995          1996             1995      1996
                                              -----------   ----------       ---------  ----------
Primary Earnings Per Share:
- ---------------------------

Number of Shares Outstanding:
      Common stock                                      -       20,018               -       20,018
      Assumed exercise of stock options                 -          214               -          214
                                               ----------    ---------       ---------   ----------
                                                        -       20,232               -       20,232
                                               ==========    =========       =========   ==========

Income before extraordinary item               $    2,177    $  13,624       $   5,195   $   18,790
Extraordinary item                                      -       (1,131)              -       (1,131)
                                               ----------    ---------       ---------   ----------
Net income                                     $    2,177    $  12,493       $   5,195   $   17,659
                                               ==========    =========       =========   ==========

Earnings per share:
  Income before extraordinary item                 N/A       $     .67          N/A      $      .93
  Extraordinary item                               N/A            (.06)         N/A            (.06)
                                                             ---------                   ----------
  Net Income                                       N/A       $     .61          N/A      $      .87
                                                             =========                   ==========

Fully Diluted Earnings Per Share:
- ---------------------------------

Number of Shares Outstanding:
   Common stock                                         -       20,018               -       20,018
   Assumed exercise of stock options                    -          214               -          214
                                               ----------    ---------       ---------   ----------
                                                        -       20,232               -       20,232
                                               ==========    =========       =========   ==========

Income before extraordinary item               $    2,177    $  13,624       $   5,195   $   18,790
Extraordinary item                                      -       (1,131)              -       (1,131)
                                               ----------    ---------       ---------   ----------
Net Income                                     $    2,177    $  12,493       $   5,195   $   17,659
                                               ==========    =========       =========   ==========

Earnings per share:
   Income before extraordinary item                N/A       $     .67          N/A      $      .93
   Extraordinary item                              N/A            (.06)         N/A            (.06)
                                                             ---------                   ----------
   Net Income                                      N/A       $     .61          N/A      $      .87
                                                             =========                   ==========